SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 16, 2005

Date of Report (Date of earliest event reported)

Endurance Specialty Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	1-31599	98-032908
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

(Address of principal executive offices, including zip code)

(441) 278-0440

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On February 16, 2005, Endurance Specialty Holdings Ltd. issued a press release reporting its results for the quarter ended December 31, 2004. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. In addition, a copy of the Endurance Specialty Holdings Ltd. Investor Financial Supplement for the quarter ended December 31, 2004 is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

In accordance with general instruction B.2 of Form 8-K, the information in this Item 2.02 of this Current Report on Form 8-K, including exhibits, furnished pursuant to Item 2.02 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section.

Item 5.02. Departure of Directors or Principal Officer; Election of Directors; Appointment of Principal Officers.

On February 15, 2005, the Company’s Board of Directors, by unanimous written consent, appointed Brendan O’Neill as a Class III director to serve until the next Annual General Meeting of Shareholders of the Company or until his earlier resignation or removal. In addition, the Board of Directors appointed Mr. O’Neill to serve as a member of the Audit Committee of the Board of Directors.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

The following exhibits are filed as part of this report:

Exhibit No.	Description

99.1	Fourth Quarter Results of Operations Press Release, dated February 16, 2005
99.2	Investor Financial Supplement for the quarter ended December 31, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: February 16, 2005

By:	/s/ John V. Del Col

Name:    John V. Del Col

Title:	General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Fourth Quarter Results of Operations Press Release, dated February 16, 2005
99.2	Investor Financial Supplement for the quarter ended December 31, 2004